SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-07138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA	30318
(Address of principal executive offices)	(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 9, 2011, Harry C. Woodring, 51, was elected by the Cagle’s, Inc. Board of Directors as the Chief Financial Officer of the Company.  His term of office runs until the Company’s next annual meeting in July 2012, upon which he is eligible for re-election.  Mr. Woodring has over 25 years of corporate accounting and finance experience.  His work for the Company will include accounting and financial reporting, banking and credit agreements, taxes, insurance, human resources and information technology.

Mr. Woodring joined Cagle’s, Inc. in April 2009 as the Corporate Controller and additionally was elected to Secretary and Treasurer in October 2009, offices which he continues to hold.  Prior to joining Cagle’s, Inc., Mr. Woodring was with Gold Kist Inc. from 1986 to 2007, most recently as the Director of Financial Accounting.  Mr. Woodring joined Mohawk Industries, Inc. in 2008 as the Director of Corporate Accounting until leaving for Cagle’s, Inc. in 2009.  Mr. Woodring is a graduate of the University of Tennessee and is a Certified Public Accountant.

Also on December 9, 2011, the Board of Directors accepted the resignation of Mark M. Ham IV as Executive Vice President and Chief Financial Officer of the Company.  Mr. Ham remains a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: December 14, 2011

By:	/s/ Harry C. Woodring
Harry C. Woodring
Chief Financial Officer